AMENDMENT TO LICENSE AGREEMENT

This **THIRD AMENDMENT TO THE LICENSE AGREEMENT** (this "***Amendment***") is made effective as of the date last signed below (the "***Amendment Effective Date***") by and between Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 3400 N. Charles Street, Baltimore, MD 21218-2695 ("***JHU***") and EyeTel Corporation, a Delaware corporation ("***EyeTel***" or "***Company***") (each of JHU and Company, a "***Party***"), having a principal place of business at 8520 Corridor Road, Suite J, Savage, MD 20763

RECITALS

The Parties have entered into that certain License Agreement between the Parties dated January 14, 1997, as further amended by a first letter amendment dated October 21, 1997 and a second letter amendment dated June 2, 1999 (collectively, the "***Agreement***"), pursuant to which EyeTel has licensed certain intellectual property from JHU.

The Parties desire to amend the Agreement in order to further clarify the respective obligations of the Parties.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

The following changes are deemed to have been made and hereby are made to the Agreement:

Article 1 (Definitions)

Section 1.4

A new Section 1.4 is added as follows (with the rest of the sections in Article 1 following the new Section 1.4 being renumbered accordingly):

"1.4 "NET REVENUES" means the amount of money actually received by EyeTel for sales or rental of LICENSED PRODUCTS and/or LICENSED SERVICES minus allowances (including, without limitation, contractual allowances and allowances for bad debts in accordance with GAAP), credits, trade discounts, refunds, recalls, sales taxes, and returns, shipping, and handling costs."

Article 6

Section 6.4. Delete in its entirety.

Section 6.5. Delete in its entirety.

The following new Section shall be added as the new Section 6.4:

"6.4 (a) ROYALTIES. If the LICENSED PRODUCT is sold separately from a LICENSED SERVICE, or if Company is paid for a combination of the Licensed SERVICE and the LICENSED PRODUCT, or the Company is paid just for the LICENSED SERVICE the Company shall pay to JHU a royalty on NET REVENUE according to the following table:

Amount of NET REVENUE (measured annually) in $US	Royalty on NET REVENUE
0 - $20M	3.5%
> $20M	3.0%

All royalties under this Section 6.4(a) shall be calculated and paid quarterly within forty-five (45) days following each calendar quarter ending March 31, June 30 or September 30, and within ninety (90) days following each calendar quarter ending December 31.

Section 6.6. The parties acknowledge that the obligations under Section 6.6 of the Agreement have been performed, and this Amendment creates no additional obligations under such Section 6.6. For sake of clarity, Section 6.6 of the Agreement, as amended, is hereby restated in its entirety as follows:

> "JHU will receive a 10% undiluted equity position in the Company (pursuant to the attached Stock Subscription Agreement, see Attachment A). The Stock Subscription Agreement grants JHU certain rights so that the 10% equity position will not be diluted by: a) any shares issued to investors up to the date all conditions in Paragraph 9.3 have been met or January 31, 1999, whichever is the later date, and b) shares to founders and management. The Stock Subscription Agreement will also grant JHU piggy back registration rights."

Section 6.7. Delete in its entirety.

Section 6.11 through 6.13. Renumber appropriately as Section 6.5 through Section 6.7.

The following new section 6.7 shall be added:

6.7 Upon execution of (a) the Reading Center Agreement and (b) this Amendment, Company shall issue warrants for JHU and Ran Zeimer to purchase 1,025,892 shares of

EyeTel's common stock at $.1394 per share (the "***Warrants***"). The Warrants shall be exercisable for five years, shall be in EyeTel's standard form of Warrant Agreement and shall have customary and usual terms and conditions. The Warrants, combined with the three hundred thousand (300,000) shares of common stock already held by JHU, Ran Zeimer, and affiliates, shall be the total equity ownership of JHU in the Company associated with the JHU's license agreement with EyeTel."

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the License Agreement as of the Amendment Effective Date.

The Johns Hopkins University

By: [signature]

Name: R. Keith Baker, Ph.D.

Title: Sr. Director, Technology Licensing

Date: 5/5/04

EyeTel Corporation

By: [signature]

Name: Richard W Trench

Title: Chairman

Date: 4/30/04

Admin Reviewed 5/3/04